                                  EXHIBIT 10(j)

                                 AMENDMENT NO. 5
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT


     THIS AMENDMENT NO. 5 TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 4, 1995 (this "Amendment"), between BUFFETS, INC., a Minnesota corporation (the "Borrower"), and FIRST BANK NATIONAL ASSOCIATION, a national banking association (the "Bank").

                                   WITNESSETH:

     WHEREAS, the Borrower and the Bank are the parties to that certain Amended and Restated Credit Agreement dated as of April 16, 1993, as amended by that certain Amendment No. 1 to Amended and Restated Credit Agreement dated as of June 29, 1993, that certain Amendment No. 2 to Amended and Restated Credit Agreement dated as of March 24, 1994, that certain Amendment No. 3 to Amended and Restated Credit Agreement dated April 8, 1994 and that certain Consent and Amendment No. 4 to Amended and Restated Credit Agreement dated as of June 30, 1994 (as so amended, the "Agreement"); and

     WHEREAS, the Borrower and the Bank desire to amend the Agreement to extend the maturity thereof, and to make other changes as set forth herein.

     NOW, THEREFORE, the parties agree as follows:

     1. DEFINED TERMS. All capitalized terms used in this Amendment shall, except where the context otherwise requires, have the meanings set forth in the Agreement.

     2.   AMENDMENT.  The Agreement is hereby amended as follows:

          (a) AMENDED DEFINITIONS. The following definitions in Article I of the Agreement are amended in their entirety to read as follows:

               "DOMESTIC RESERVE PERCENTAGE" shall mean, as of any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System, with deposits comparable in amount to those held by the Bank, in respect of new non-personal time deposits in dollars having a maturity comparable to the related

          Interest Period and in an amount of $100,000 or more. The rate of interest applicable to any outstanding CD Rate Loan shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

               "INTEREST PERIOD" shall mean (a) with respect to each Eurodollar Rate Loan, the period commencing on the date of such Loan or on the last day of the immediately preceding Interest Period, if any, applicable to an outstanding Loan and ending seven days or one, two, three, four or six months thereafter, as the Borrower may elect in the applicable notice of borrowing, continuation or conversion; PROVIDED
          THAT:

                    (1) Any Interest Period that would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

                    (2) Any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month;

                    (3) No Interest Period in respect of a Eurodollar Rate Loan outstanding during the Revolving Loan Period shall end after the date set forth in clause (a) of the definition of Termination Date, and no Interest Period in respect of a Eurodollar Rate Loan outstanding during the Term Loan Period shall end after the date set forth in clause (b) of the definition of Maturity Date; and

                    (4) Interest Periods shall be selected so that the installment payments on the Term Loan can be paid without having to pay a Eurodollar Rate Loan prior to the last day of the Interest Period applicable thereto.

               (b) With respect to each CD Rate Loan, the period commencing on the date of such Loan or on the last day of the immediately preceding Interest Period, if any, applicable to an outstanding Loan and ending 7, 30, 60, 90, 120, 150 or 180 days thereafter, as the Borrower may elect in the applicable notice of borrowing, continuation or conversion; PROVIDED THAT:

                    (1) Any Interest Period that would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day;

                    (2) No Interest Period in respect of a CD Rate Loan outstanding during the Revolving Loan Period shall end after the date set forth in clause (a) of the definition of Termination Date, and no Interest Period in respect of a CD Rate Loan outstanding during the Term Loan Period shall end after the date set forth in clause (b) of the definitions of Maturity Date; and

                    (3) Interest Periods shall be selected so that the installment payments on the Term Loan can be paid without having to pay a CD Rate Loan prior to the last day of the Interest Period applicable thereto.

               "LETTER OF CREDIT TERMINATION DATE" shall mean the earlier of:
          (i) June 30, 1998, or (ii) the date upon which the obligation of the Bank to issue Letters of Credit is terminated pursuant to Section 2.12(c).

               "LOAN" shall mean individually or collectively, as the case may be, the aggregate amount of all outstanding Advances made by the Bank to the Borrower pursuant to Section 2.01 and shall include all Reference Rate Loans, CD Rate Loans, Eurodollar Rate Loans and the Fixed Rate Term Loan.

               "MATURITY" of the Note shall mean the earlier of: (a) the date upon which the Note is declared to be due and payable (or automatically becomes due and payable) upon the occurrence of an Event of Default as provided in Article v'; or (b) July 1, 2001.

               "NEW NOTE" shall mean the Promissory Note in the form of Exhibit A attached to Amendment No. 5 to Amended and Restated Credit Agreement, which shall be the Note from and after the date of such Amendment No. 5.

               "TERMINATION DATE" shall mean the date which is the earlier of:
          (a) June 30, 1998; or (b) the date upon which the obligation of the Bank to make Advances is terminated pursuant to Section 2.01(c).

               "TRANSFORMATION DATE" shall mean July 1, 1998.

          (b) DELETED DEFINITIONS. The definitions of "ASSESSMENT RATE" "DOMESTIC FIXED RATE" "DOMESTIC CD RATE" and "DOMESTIC FIXED RATE LOAN" shall be deleted in their entirety.

          (c) NEW DEFINITIONS. The following definitions are added to Article I in alphabetical order:

               "ADJUSTED CD RATE" shall mean, with respect to each Interest period applicable to a CD Rate Loan, the sum (rounded upward, if necessary, to the next one hundredth of one percent) of (a) the rate per annum obtained by dividing (i) the CD Rate as of the first day of the Interest Period, by (ii) 1.00 minus the Domestic Reserve Percentage, plus (b) the annual rate most recently estimated by the Bank as the then current net annual assessment rate payable by the Bank to the Federal Deposit Insurance Corporation (or any successor) for insuring time deposits made in Dollars at the Bank's domestic offices, plus (c) the cost (converted to an equivalent rate per annum) of customary brokerage fees incurred by the Bank in obtaining funds by the sale of its negotiable certificates of deposit

               "ADJUSTED EURODOLLAR RATE" shall mean, with respect to each Interest Period applicable to a Eurodollar Rate Loan, the rate (rounded upward, if necessary, to the next one hundredth of one percent) determined by dividing the Eurodollar Rate for such Interest Period by 1.00 minus the Eurodollar Reserve Percentage.

               "APPLICABLE MARGIN" shall mean, with respect to each Reference Rate Loan, the Applicable Margin set forth in the table below as in effect from time to time, and with respect to each CD Rate Loan or Eurodollar Rate Loan, the Applicable Margin set forth in the table below as in effect on the first day of each Interest Period for such CD Rate Loan or Eurodollar Rate Loan for such Interest Period, in each case determined based on the Cash Flow Leverage Ratio calculated as of the end of the most recent Quarterly Period of the Borrower for which the Borrower has furnished the financial statements and reports required under Sections 4.01(iii) (adjustments to the Applicable Margin to become effective on the first day of the first month after the date the Borrower is required to deliver its financial statements for such quarterly period under Section 4.01(iii)).


                         Revolving Loan                     Term Loan
                         --------------                     ---------

      Cash Flow          Reference                       Reference
    Leverage Ratio       Rate     CD Rate  Eurodollar    Rate     CD Rate  Eurodollar
(in each case to 1.00)   Loans    Loans    Rate Loans    Loans    Loans    Rate Loans
----------------------   -----    -----    ----------    -----    -----    ----------
   Greater than 3.99     0.125%   1.75%      2.00%       0.625%   2.25%      2.50%
   3.00 to 3.99          0%       1.50%      1.75%       0.500%   2.00%      2.25%
   2.00 to 2.99          0%       1.25%      1.50%       0.500%   1.75%      2.00%
   Less than 2.00        0%       1.00%      1.25%       0.500%   1.50%      1.75%

          Notwithstanding the foregoing, if the Borrower has not furnished the financial statements and reports required under Sections 4.01 (iii) for any Quarterly Period by the first day of the first month after such financial statements and reports were required to be delivered, the Applicable Margin shall be calculated as if the Leverage Ratio as of the end of such Quarterly Period was greater than 3.99 to 1.00 for the period from the first day of the first month after such financial statements and reports were required to be delivered until the first day of the month following the month in which such financial statements and reports are delivered.

               "CASH FLOW LEVERAGE RATIO" shall mean, on the last day of any Quarterly Period, the ratio of (a) the sum of (i) Total Interest-bearing Indebtedness on such date and (ii) eight times lease payments for restaurant and office facilities pursuant to leases that are not Capitalized Lease Obligations made or required to be made by the Borrower and its Consolidated Subsidiaries during the four Quarterly Periods ended on such date, to (b)the sum of (A) E.B.I.T. for the four Quarterly Periods ended on such date and (B) depreciation and amortization deducted in calculating the Borrower's Consolidated net income for such four Quarterly Periods.

               "CD RATE" shall mean, with respect to any CD Rate Loan for any Interest Period applicable thereto, the rate of interest determined by the Bank for the relevant Interest Period to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates quoted to the Bank at approximately 8:00 a.m., Minneapolis time (or as soon thereafter as practicable), or at the option of the Bank at approximately the time of the request for a CD Rate Loan if such request is made later than 8:00 a.m., Minneapolis time, in each case on the first day of the applicable Interest Period by certificate of deposit dealers selected by the Bank, in its sole discretion, for the purchase from the Bank, at face value, of certificates of deposit issued by the Bank in an amount and maturity comparable to the amount and maturity of the requested CD Rate Loan (or for an Interest Period shorter than 30 days, for a maturity of 30 days); provided, that in lieu of determining the rate in the foregoing manner, the Bank may substitute a rate based on published composite quotations of rates for certificates of deposit of comparable maturity selected by the Bank.

               "CD RATE LOAN" shall mean each portion of the Loan with respect to which the interest rate is determined by reference to the Adjusted CD Rate.

               "EURODOLLAR BUSINESS DAY" shall mean a Business Day which is also a day for trading by and between banks in United States dollar deposits in the interbank Eurodollar market and a day on which banks are open for business in New York City.

               "EURODOLLAR RATE": shall mean, with respect to each Interest Period applicable to a Eurodollar Rate Loan, the interest rate per annum (rounded upward, if necessary, to the next one sixteenth of one percent) at which United States dollar deposits are offered to the Bank in the interbank Eurodollar market two Eurodollar Business Days prior to the first day of such Interest Period for delivery in Immediately Available Funds on the first day of such Interest Period and in an amount approximately equal to the Loan to which such Interest Period is to apply as determined by the Bank and for a maturity comparable to the Interest Period (or, for an Interest Period shorter than one month, a maturity of one month); provided, that in lieu of determining the rate in the foregoing manner, the Bank may substitute the per annum rate (LIBOR) for United States dollars displayed on the Reuters Screen, LIBO Page, two Business Days prior to the first day of such Interest Period.

               "EURODOLLAR RATE LOAN" shall mean each portion of the Loan with respect to which the interest rate is determined by reference to the Adjusted Eurodollar Rate.

               "EURODOLLAR RESERVE PERCENTAGE" shall mean, as of any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System, with deposits comparable in amount to those held by the Bank, in respect of "Eurocurrency Liabilities" as such term is defined in

          Regulation D of the Board. The rate of interest applicable to any outstanding Eurodollar Rate Advances shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

               "FIXED RATE LOAN" shall mean a CD Rate Loan, a Eurodollar Rate Loan or the Fixed Rate Term Loan.

               "TOTAL INTEREST-BEARING INDEBTEDNESS" shall mean at the time of any determination, the outstanding amount of all Indebtedness of the Borrower other than liabilities not consisting of Indebtedness for borrowed money or the deferred purchase price of property incurred in the ordinary course of business, as determined in accordance with GAAP.

          (d) INTEREST. Section 2.01(f)(i) and (ii) are amended in their entirety to read as follows:

               (i) The Borrower agrees to pay interest on the outstanding principal amount of the Loan from the date of this Agreement until the maturity thereof as follows:

                    (A) On that portion of the outstanding principal amount thereof maintained from time to time as a Reference Rate Loan, at a rate per annum equal at all times to the Reference Rate plus the Applicable Margin;

                    (B) On that portion of the outstanding principal amount thereof maintained as a CD Rate Loan during each applicable Interest Period, at a rate per annum equal at all times to the Adjusted CD Rate in effect for such Interest Period plus the Applicable Margin;

                    (C) On that portion of the outstanding principal amount thereof maintained as a Eurodollar Rate Loan during each applicable Interest Period, at a rate per annum equal at all times to the Adjusted Eurodollar Rate in effect for such Interest Period plus the Applicable Margin.

                    (D)  During the Term Loan Period, if, in accordance with
               Section 2.01(g), the Borrower exercises its options to maintain the Loan as a Fixed Rate Term Loan, at a rate per annum equal to the Fixed Term Loan Interest Rate; and

                    (E)  Upon the occurrence and during the
               continuation of an Event of Default at a fluctuating rate per annum at all times equal to the greater of (1) the rate that would otherwise be applicable and (2) the Reference Rate PLUS the Applicable Margin for Reference Rate Loans PLUS 2.00% per annum.

               (ii) Interest accrued on the Loan through Maturity shall be payable as follows:

                    (A) On that portion of the outstanding principal amount thereof maintained as a Reference Rate Loan or the Fixed Rate Term Loan, interest accrued through the last day of each month shall be payable on the next Monthly Payment Date; and

                    (B) On that portion of the outstanding principal amount thereof maintained as a CD Rate Loan or a Eurodollar Rate Loan, accrued interest shall be payable on the last day of each applicable Interest Period and, in the case of Interest Periods of more than three months or 90 days, at the end of each three month or 90 day period during such Interest Periods.

          (e)  CONVERSION AND PAYMENT OF LOAN.  Section 2.01(g) is amended by
     (i) deleting the reference in the third paragraph thereof to "a Reference Rate Loan" in both places where it appears and substituting "Reference Rate Loans, CD Rate Loans and/or Eurodollar Rate Loans, as provided herein" therefor, and (ii) deleting the reference in the fourth paragraph thereof to "August 1, 1997" and substituting "the first Quarterly Payment Date after the Transformation Date" therefor.

          (f) CALCULATION OF FIXED TERM LOAN INTEREST RATE. Section 2.01(h) is amended (i) by deleting "Domestic Fixed Rate" where it appears in clause
     (i)(x) thereof and substituting "Adjusted CD Rate" therefor, and (ii) deleting clause (i)(y) thereof and substituting the following therefor:

          (y) the Applicable Margin for CD Rate Loans during the Term Loan Period, determined as of the Transformation Date;

          (g) INTEREST RATE ELECTION. Section 2.02 is amended in its entirety to read as follows:

               2.02 ELECTION BY BORROWER. On the terms and subject to the limitations hereof, the Borrower shall have the option at any time and from time to time to convert all or any portion of the Loan into Reference Rate Loans, Eurodollar Rate Loans or CD Rate Loans, or to continue a

          Eurodollar Rate Loan or a CD Rate Loan as such; provided, however that a Eurodollar Rate Loan or a CD Rate Loan may be converted or continued only on the last day of the Interest Period applicable thereto and no Loan may be converted or continued as a Eurodollar Rate Loan or a CD Rate Loan if a Default or Event of Default has occurred and is continuing on the proposed date of continuation or conversion. Loans may be converted to, or continued as, Eurodollar Fate Loans or CD Rate Loans only in amounts of $100,000 or an integral multiple thereof.
          The Borrower shall give the Bank written notice of any continuation or conversion of any Loan and such notice must be given so as to be received by the Bank not later than 11:00 a.m. (Minneapolis time) two Eurodollar Business Days prior to requested date of conversion or continuation in the case of the continuation of, or conversion to, a Eurodollar Rate Loan and not later than 11:00 a.m. (Minneapolis time) on the date of the requested continuation of a CD Rate Loan or conversion to a CD Rate Loan or Reference Rate Loan. Each such notice shall specify (a) the amount to be continued or converted, (b) the date for the continuation or conversion (which must be (i) the last day of the preceding Interest Period for any continuation or conversion of Eurodollar Rate Loans or CD Rate Loans, (ii) a Eurodollar Business Day in the case of conversions to or continuations as Eurodollar Loans, and (iii) a Business Day in the case of continuations as CD Rate Loans or conversions to CD Rate Loans or Reference Rate Loans), and (c) in the case of conversions to or continuations as Eurodollar Fate Loans or CD Rate Loans, the Interest Period applicable thereto. Any notice given by the Borrower under this Section shall be irrevocable. If the Borrower shall fail to notify the Bank of the continuation of any Eurodollar Rate Loan or CD Rate Loan or of the conversion of a Eurodollar Rate Loan to a CD Rate Loan or vice versa within the time required by this Section, such Loan shall, on the last day of the Interest Period applicable thereto, automatically be converted into a Reference Rate Loan of the same principal amount.

               (h) INCREASED COSTS, ETC. Section 2.03 is amended in its entirety to read as follows:

               2.03 INCREASED COSTS. ETC.

                    (a)  If any Regulatory Change:

                         (i) Shall subject the Bank to any tax, duty or other charge with respect to its Fixed Rate Loans, the Revolving Note, or its obligation to make Fixed Rate Loans or shall change the basis of taxation of payment to the Bank of the principal of or interest on Fixed Rate Loans or any other amounts due under this Agreement in respect of Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the overall net income of the Bank imposed by the jurisdiction in which the Bank's principal office is located); or

                         (ii) shall impose, modify or deem applicable any
                    reserve, special deposit, capital requirement or similar requirement (including, without limitation, any such requirement imposed by the Board, but excluding (i) with respect to any CD Fate Loan or the Fixed Fate Term Loan, any such requirement to the extent included in calculating the applicable Adjusted CD Rate and (ii) with respect to any Eurodollar Rate Loan any such requirement to the extent included in calculating the applicable Adjusted Eurodollar
                    Rate) against assets of, deposits with or for the account of, or credit extended by, the Bank's Applicable Lending Office or shall impose on the Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the interbank Eurodollar market any other condition affecting its Fixed Rate Loans, the Revolving Note or its obligation to make Fixed Fate Loans;

               and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining any Fixed Fate Loan, or to reduce the amount of any sum received or receivable by the Bank under this Agreement or under the Note, then, within five days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction. The Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Bank to compensation pursuant to this Section; provided however, that the Borrower's liability for additional amounts computed in accordance with this Section shall be neither changed nor waived by the failure to give such notice. If the Bank fails to give such notice within 45 days after it obtains knowledge of such an event, the Bank shall, with respect to compensation payable pursuant to this Section, only be entitled to payment under this Section for costs incurred from and after the date 45 days prior to the date that the Bank does give such notice. A certificate of the Bank claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation, shall be rebuttable presumptive evidence of the matters stated therein.
               In determining such amount, the Dank may use any reasonable averaging and attribution methods. Failure on the part of the Bank to demand compensation for any increased costs or reduction in amounts received or receivable with respect to any Interest Period shall not constitute a waiver of the Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable in any subsequent Interest Period.

                    (c) If, on or prior to the date for determining the Adjusted CD Rate or the Adjusted Eurodollar Rate in respect of the Interest Period for any CD Rate Loan or Eurodollar Rate Loan, the Bank determines (which determination shall be conclusive and binding, absent error) that:

                         (i) deposits in dollars (in the applicable amount) are not being made available to the Bank in the relevant market for such Interest Period, or

                         (ii) the Adjusted CD Rate or the Adjusted Eurodollar
                    Rate, as the case may be, will not adequately and fairly reflect the cost to the Bank of funding or maintaining CD Rate Loans or Eurodollar Rate Loans for such Interest Period,

               the Bank shall forthwith give notice to the Borrower of such determination, whereupon the obligation of the Bank to make or continue, or to convert any Loans to, CD Rate Loans or Eurodollar Rate Loans, as the case may be, shall be suspended until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist. While any such suspension continues, all further Loans by the Bank shall be made with an interest rate option to which such suspension does not apply. No such suspension shall affect the interest rate then in effect during the applicable Interest Period for any CD Rate Loan or Eurodollar Rate Loan outstanding at the time such suspension is imposed.

                    (d) If any Regulatory Change shall make it unlawful or impossible for the Bank to make, maintain or fund any Fixed Rate Loans, the Bank shall notify the Borrower, whereupon the obligation of the Bank to make or continue, or to convert any Loans to, CD Rate Loans or Eurodollar Rate Loans, as the case may be, shall be suspended until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist. If the Bank determines that it may not lawfully continue to maintain any CD Rate Loans or Eurodollar Rate Loans, as the case may be, to the end of the applicable Interest Periods, all of the affected Loans shall be automatically converted to Reference Rate Loans as of the date of the Bank's notice, and upon such conversion the Borrower shall indemnify the Bank in accordance with Section 2.04.

                    (e) In the event that any Regulatory Change reduces or shall have the effect of reducing the rate of return on the Bank's capital or the capital of its parent corporation (by an amount the Bank deems material) as a consequence of the Commitment and/or the Loan to a level below that which the Bank or its parent corporation could have achieved but for such Regulatory Change (taking into account the Bank's policies and the policies of its parent corporation with respect to capital adequacy), then the Borrower shall, within five days after written notice and demand from the Bank, pay to the Bank additional amounts sufficient to compensate the Bank or its parent corporation for such reduction. Any determination by the Bank under this Section and any certificate as to the amount of such reduction given to the Borrower by the Bank shall be rebuttable presumptive evidence of the matters stated therein. The Bank shall promptly give the Borrower written notice of any Regulatory Change or other circumstances which may result in increased costs under this Section; PROVIDED, HOWEVER, that the Borrower's liability for additional amounts computed in accordance with this Section shall be neither changed nor waived by any failure to give such notice.

          (i) DELETION. Section 2.05 is deleted in its entirety and the following is substituted therefor:

               2.05 [INTENTIONALLY OMITTED]

          (j) FUNDING LOSSES. Section 2.04 is amended in its entirety to read as follows:

               2.04 FUNDING LOSSES.

                    (a) The Borrower shall compensate the Bank, upon its written request, for all losses, expenses and liabilities (including any interest paid by the Bank to lenders of funds borrowed by it to make or carry Fixed Rate Loans to the extent not recovered by the Bank in connection with the reemployment of such funds and including loss of anticipated profits) which the Bank may sustain: (i) if for any reason, other than a default by the Bank, a funding of a Fixed Rate Loan does not occur on the date specified therefor in the Borrower's request or notice as to such Fixed Rate Loan under Section 2.02, or (li) if, for whatever reason (including, but not limited to, acceleration of the maturity of Loans following an Event of Default), any repayment of a Fixed Rate Loan, or a conversion pursuant to Section 2.03(c), occurs on any day other than the last day of the Interest Period applicable thereto. The Bank's request for compensation shall set forth the basis for the amount requested and shall be final, conclusive and binding, absent error.

                    (b) The Bank shall be entitled to fund and maintain its funding of CD Rate Loans and Eurodollar Rate Loans in any manner it may elect, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including, but not limited to, determinations under Section 2.04(a)) shall be made as if the Bank had actually funded and maintained each CD Rate Loan and Eurodollar Rate Loan during each Interest Period through the issuance of its certificates of deposit, or the purchase of deposits, having a maturity corresponding to the last day of the Interest Period and bearing an interest rate equal to the CD Rate or the Eurodollar Rate, as the case may be, for such Interest Period.

          (j) EVENTS OF DEFAULT. Section 6.01(h) is amended by deleting "$500,000" where it appears therein and substituting "$1,000,000" therefor.

     3. CONDITIONS AND EFFECTIVENESS. This Amendment shall become effective upon satisfaction of the following conditions:

          (a) The Borrower and the Bank shall each have duly executed and delivered, and each New Subsidiary shall have duly acknowledged and delivered, this Amendment No. 5.

          (b) The Borrower shall have duly executed and delivered the New Note to the Bank.

          (c) The Bank shall have received copies of all corporate action taken by the Borrower to authorize the execution, delivery and performance of this Amendment and the New Note and borrowing hereunder, and by each New Subsidiary to authorize its acknowledgment of this Amendment, certified by the Secretary of the Borrower or such New Subsidiary as of the date of this Amendment, together with such other papers as the Bank shall reasonably require.

          (d) The Bank shall have received a Certificate of Good Standing certified by the Minnesota Secretary of State for the Borrower and each New Subsidiary dated no more than 10 days prior to execution of this Amendment No. 5.

          (e) The Bank shall have received a certificate of the Secretary or Assistant Secretary of the Borrower and each New Subsidiary to the effect that there have been no amendments to the Articles of Incorporation or Bylaws of such corporation since the date of the most recent certification thereof to the Bank.

     4.   REPRESENTATIONS AND WARRANTIES.  To induce the Bank to enter into the
Amendment:

          (a) the Borrower hereby confirms, reaffirms and restates the representations and warranties set forth in Article III of the Agreement as of the date hereof.

          (b) the Borrower hereby represents and warrants that the execution, delivery and performance by the Borrower of this Amendment and any other loan documents to which the Borrower is a party have been duly authorized by all necessary corporate action, do not require any approval or consent of, or any registration, qualification or filing with, any governmental agency or authority or any approval or consent of any other Person (including, without limitation, any stockholder), and do not and will not conflict with, result in any violation of or constitute any default under, any provision of the Borrower's articles of incorporation or bylaws, any agreement binding on or applicable to the Borrower or any of its property, or any law or governmental regulation or court decree or order, binding upon or applicable to the Borrower or of any of its property; and

          (c) the Borrower hereby represents and warrants that the Agreement, as amended by this Amendment, and the New Note are the legal, valid and binding obligations of the Borrower and are enforceable m accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws, rulings or decisions at the time in effect affecting the enforceability of rights of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies.

     5.   REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS.

          (a) Upon the effectiveness of Section 2 hereof, on and after the date hereof, each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Agreement, and each reference to the "Agreement", "thereunder", "thereof", "therein" or words of like import referring to the Agreement in the Note or any other loan document shall mean and be a reference to the Agreement as amended hereby.

          (b) Except as specifically set forth above, the Agreement remains in full force and effect and is hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank under the Agreement, the Note or any other loan document, nor constitute a waiver of any provision of the Agreement, the Note or any such loan document.

     6. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses of the Bank in connection with the preparation, reproduction, execution and delivery of this Amendment and the other documents to be delivered hereunder or thereunder, including its reasonable attorneys' fees and legal expenses. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and any other instruments and documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to, or resulting from, any delay in paying or omission to pay, such taxes or fees.

     7. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the internal laws, and not the law of conflicts, of the State of Minnesota.

     8. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

                              BUFFETS, INC.


                              By:       (Clark Grant)
                                 ---------------------------------
                                Its:  (Executive Vice President)
                                    ------------------------------


                              FIRST BANK NATIONAL ASSOCIATION

                              By:
                                Its:  (Assistant Vice President)
                                    ------------------------------